McGladrey & Pullen, LLP                                              RSM
----------------------------                                      -------------
Certified Public Accountants                                      international




October 31, 2000


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We were previously the independent accountants for Xdogs, Inc. (fka Xdogs.com, Inc.) and on June 26, 2000 we reported on the consolidated financial statements of Xdogs.com, Inc. and subsidiaries as of and for the two years ended March 31, 2000. On August 8, 2000 we resigned as independent accountants for Xdogs, Inc.

We have read Xdogs, Inc. statements included under Item 4 of its Form 8K dated October 31, 2000 and we agree with such statements regarding our firm.



                                                    /s/  MCGLADREY & PULLEN, LLP

Minneapolis, Minnesota
October 31, 2000